Exhibit 10.1

EXECUTION VERSION

August 17, 2018

Avista Healthcare Public Acquisition Corp.

65 East 55th Street

18th Floor

New York, NY 10022

RE: Surrender of Class B Shares and Private Placement Warrants

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), to be dated as of the date hereof, by and among Organogenesis Inc., a Delaware corporation (the “Company”), Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Parent”) and Avista Healthcare Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).  This letter agreement (this “Letter Agreement”) is being entered into and delivered by Parent, Avista Acquisition Corp., a Cayman Islands exempt company (“Parent Sponsor”), and certain directors of Parent that are signatories hereto (collectively with the Parent Sponsor, the “Class B Holders”) in connection with the transactions contemplated by the Merger Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Class B Holders hereby (a) represents and warrants that the Class B Holders collectively hold all of the issued and outstanding Private Placement Warrants and Class B Shares, in each case, as of the date of this Letter Agreement, (b) agrees that, (i) immediately following the execution and delivery of the Merger Agreement, and in connection with the Initial Private Investment, the Class B Holders shall collectively (pro rata among the Class B Holders) surrender 1,937,500 Class B Shares which will be cancelled by Parent, and (ii) subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 7.1 and 7.3 of the Merger Agreement, immediately prior to the Closing and in connection with the PIPE Investment, the Class B Holders shall collectively (pro rata among the Class B Holders) surrender 4,421,507 Class B Shares and 16,400,000 Private Placement Warrants both of which will be cancelled by Parent; (c) agrees that, until the consummation of the transactions contemplated by the Merger Agreement, the Class B Holders shall not modify, amend or terminate that certain Letter Agreement, dated October 10, 2016, by and among the Company and the Class B Holders, waive or release any claims or rights thereunder or otherwise consent to any of the foregoing and (d) waives any and all rights such Class B Holder has or will have under the Parent Organizational Documents to receive, with respect to each share of Class B common stock of Parent, par value $0.0001, held by such Class B Holder immediately following the Domestication, more than one share of Parent Common Stock upon conversion thereof in accordance with the Parent Organizational Documents. Subject to the terms and conditions of this Letter Agreement, the Class B Holders agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Letter Agreement.

This Letter Agreement shall terminate, and have no further force and effect, if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.  This Letter Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Letter Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any principles of conflicts of law.  This Letter Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

Avista Acquisition Corp.

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	President and CEO

Solely in their capacity as a holder of Class B Shares and Private Placement Warrants:

/s/ Håkan Björklund
Håkan Björklund

/s/ Charles Harwood
Charles Harwood

/s/ Brian Markison
Brian Markison

/s/ Robert O’Neil
Robert O’Neil

Acknowledged and agreed
as of the date of this Letter Agreement:

Avista Healthcare Public Acquisition Corp.

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	President and CEO